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                                                                    Exhibit 99.1

[IBIS LOGO]

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COMPANY CONTACTS:
Debra L. Nelson                       Al Alioto
Chief Financial Officer               Vice President, Sales and Marketing
Ibis Technology Corporation           Ibis Technology Corporation
Tel: 978-777-4247                     Tel: 978-777-4247 or 831-662-9100

AGENCY CONTACT:
Charla Jones
Northeast Regional Director
The Loomis Group, Inc
Tel: 617-638-0022
Fax: 617-638-0033
Email: CHARLA@LOOMISGROUP.COM

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                    IBIS TECHNOLOGY'S ADVANTOX(R) MLD WAFERS
                       BEING SAMPLED BY GLOBAL CHIPMAKERS

               ALLIANCE WITH MEMC YIELDS MULTIPLE SOI WAFER ORDERS

DANVERS, Mass., June 5, 2001 -- Ibis Technology Corporation (NASDAQ: IBIS), the leading provider of SIMOX-SOI wafers and equipment for the worldwide semiconductor industry, today announced that leading semiconductor manufacturers have ordered initial quantities of its newest Silicon-on-Insulator (SOI) wafers for evaluation purposes. Manufactured by Ibis using an IBM-licensed process, these Advantox MLD wafers represent the latest generation of SOI wafers made with Ibis' Separation by Implantation of Oxygen (SIMOX) technology. Wafer shipments began in May.

According to Ibis Technology president and CEO Martin Reid, the customers sampling the MLD wafers represent a cross-section of IC manufacturers and are located in virtually all key chipmaking regions around the world. "It is also important to note that these companies are sampling MLD wafers for a broad array of device types," said Reid. "SOI is now widely recognized as a vital and effective means for keeping the industry on track with Moore's Law."

The production-proven MLD process--developed by IBM, the world's leading supplier of SOI-based semiconductor devices--may offer other chipmakers a way to accelerate their adoption of SOI processes.

"MLD wafers provide the quality and yields needed for mass production in an advanced semiconductor fab," added Reid. "These orders are further evidence that chip makers worldwide are looking to advanced SIMOX-SOI technology to produce devices that set new price-performance standards."


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Reid also explained that Ibis' global sales and marketing alliance with MEMC
Electronic Materials is already demonstrating its value, with multiple SIMOX-SOI wafer orders being booked less than two months into the agreement, including orders for Advantox-MLD wafers. "Our sales and marketing alliance with MEMC has been extremely well received by customers worldwide. As a result of this partnership, we're able to broaden our reach to customers in Europe, Japan, Asia Pacific and throughout North America," said Reid.

The alliance between Ibis and MEMC began on April 1. Under the agreement, MEMC became a global sales representative for all Ibis SIMOX-SOI wafers and Ibis' primary supplier of silicon substrates. Ibis and MEMC retain the option to expand the alliance into joint research and development work or other forms of technical collaboration.

ABOUT IBIS TECHNOLOGY

Ibis Technology Corporation is the leading provider of SIMOX-SOI wafers and equipment for the worldwide semiconductor industry. The company is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site at HTTP://WWW.IBIS.COM.

"SAFE HARBOR" STATEMENT: This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding the impact of the MEMC alliance to Ibis' business, the semiconductor industry's adoption of SOI technology and the benefits of the Company's Advantox MLD wafer product line. Such statements are based upon management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings. All information set forth in this press release is as of June 5, 2001 and Ibis undertakes no duty to update this information unless required by law.